UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

GENVEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 632 0740

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On January 29, 2009, in connection with the events described in Item 2.05 below, GenVec, Inc. announced that it ended the year with approximately $17.4 million in cash, cash equivalents and short term investments.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 29, 2009, GenVec, Inc. announced that it is lowering its operating costs in order to increase the Company’s efficiency, including eliminating 22 positions. These changes, effective immediately, reduce the Company’s workforce to 101 positions, and have been made to lower the Company’s expenses during this period of unfavorable economic conditions. The Company expects that lowering costs, in addition to revenues from funded collaborations, will provide the company with approximately 18 to 24 months of operating capital.  The Company estimates that approximately $0.26 million of expenses will be incurred in the first quarter of 2009 due to the costs of reducing the Company’s workforce.  The reduction in force will be completed in the first quarter of 2009.

A copy of the press release regarding this announcement is attached hereto and incorporated herein by reference as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press release of GenVec, Inc., dated January 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: January 29, 2009	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

EXHIBIT INDEX

Number	Description
99.1	Press release of GenVec, Inc., dated January 29, 2009